Exhibit 5.1

300 North LaSalle Chicago, IL 60654-3406 Tel: 312 728 9000 Fax: 312 728 9199

February 19, 2026

Vertiv Holdings Co

505 N. Cleveland Avenue

Westerville, Ohio 43082

RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as special counsel to Vertiv Holdings Co, a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the proposed issuance from time to time of debt securities, (the “Securities”), pursuant to an indenture (the “Indenture”), to be entered into between the Company and a trustee (the “Trustee”), the form of which has been filed as an exhibit to the Registration Statement.

In connection with the furnishing of this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the (i) the Registration Statement and (ii) the form of the Indenture attached as Exhibit 4.1 to the Registration Statement.

In rendering the opinion expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and such other instruments and certificates of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of such opinion, (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials and officers and representatives of the Company delivered to us and (c) made such investigations of law as we have deemed necessary or appropriate as a basis for such opinion.

In rendering the opinion expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the power and authority of the Trustee to enter into and perform its obligations under the Indenture, (vi) the due authorization, execution and delivery of the Indenture by the parties thereto, (vii) the enforceability of the Indenture against the Trustee, (viii) the Registration Statement and any

BRUSSELS  CHICAGO  DALLAS  FRANKFURT  HAMBURG  HOUSTON  LONDON  LOS  ANGELES

MILAN  MUNICH  New  YORK  PALO  ALTO  PARIS  ROME  SAN  FRANCISCO  WASHINGTON

Vertiv Holdings Co

February 19, 2026

amendments thereto will be effective under the Securities Act and comply with all applicable laws and such effectiveness will not have been terminated or rescinded, (ix) the appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Securities Act and will comply with applicable laws at the time the Securities are offered or issued, (x) such Security will be issued and sold in compliance with the applicable provisions of the Securities Act and in compliance with the “blue sky” laws of certain states and in the manner stated in the Registration Statement and any amendments and supplements thereto, (xi) there will not have occurred any change in law affecting the validity or enforceability of such Security, and (xii) the Company will have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

When (i) the Indenture has been duly authorized, executed and delivered by each of the Company and the Trustee and qualified under the Trust Indenture Act of 1939, as amended, (ii)(a) the terms of the Securities and their issuance and sale and any supplemental indenture to be entered into in connection with the issuance of such Securities have been duly authorized and approved by all necessary action of the Company’s board of directors (the “Board of Directors”) and (b) the terms of such Securities have been duly established in accordance with the Indenture and the applicable supplemental indenture relating to such Securities so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the supplemental indenture in respect of such Securities has been duly executed and delivered and (iv) such Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of the Indenture and the applicable supplemental indenture and any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, such Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, as currently in effect.

We express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the Securities. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated in the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

Vertiv Holdings Co

February 19, 2026

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus forming a part of thereof and in any amendments or supplements to the Registration Statement and Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP